Exhibit 5.1

K&L GATES LLP 1717 MAIN STREET SUITE 2800 DALLAS, TX 75201 T +1 214 939 5500 F +1 214 939 5849 klgates.com

Darling International Inc.

251 O’Connor Ridge Blvd., Suite 300

Irving, Texas 75038

October 31, 2013

Ladies and Gentlemen,

We have acted as counsel to Darling International Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, filed as of the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), relating to the issuance and/or sale by the Company from time to time of (i) shares of common stock, par value $0.01 (the “Shares”), (ii) shares of preferred stock, par value $0.01 (“Preferred Shares”), (iii) senior and/or subordinated debt securities (the “Debt Securities”), (iv) warrants to purchase securities (the “Warrants”), and (v) units comprised of any combination of the foregoing (the “Units” and, collectively with the Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Restated Certificate of Incorporation, as amended, (ii) the Company’s Amended and Restated Bylaws, (iii) the Registration Statement, (iv) the prospectus contained within the Registration Statement, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, and (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	Shares. On the assumption that the issuance and terms of any Shares and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, (ii) the consideration for such Shares is at least equal to the aggregate par value of such Shares, (iii) in the case of any Shares to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants, and (iv) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares, Warrants and other rights that are exchangeable for or convertible into Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, such Shares (including any Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2.	Preferred Shares. On the assumption that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (i) a Certificate of Designation fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and accepted for record, (ii) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, (iii) the consideration for such Preferred Shares is at least equal to the aggregate par value of such Preferred Shares, and (iv) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants, such Preferred Shares (including any Preferred Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

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3.	Debt Securities. On the assumption that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) an indenture filed as an exhibit to the Registration Statement (an “Indenture”) has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the documents governing such Debt Securities are governed by New York law, and (iv) the Debt Securities have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	Warrants. On the assumption that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent has been appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the documents governing such Warrants are governed by New York law, and (iv) such Warrants and any certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5.	Units. On the assumption that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the documents governing such Units are governed by New York law, and (iv) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP